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                                  Exhibit 10.22

                              CONSULTING AGREEMENT

         This Consulting Agreement ("Agreement") is made and is effective this July 15, 2004 (the "Effective Date") by and between InteSec Group LLC, a New Jersey limited liability company, P. O. Box 681, Ridgewood, New Jersey 07450 (the "Consultant") and Sulphco, Inc., a Nevada corporation with offices at 850 Spice Islands Drive, Sparks, NV 89431(the "Company").

Now, therefore, Consultant and Company agree as follows:

1.       ENGAGEMENT.

Company hereby engages Consultant, and Consultant accepts such engagement, to provide the following services ("Services") to Company pursuant to this Agreement in connection with Company's efforts to enhance its business with government customers through the receipt of cash either from a grant awarded by a government agency or from a congressional plus-up:

o Marketing Consultation Services for the period of the period of the Term (as defined below). These Services will include the following specified activities:

         o Provide support for the Company in designing a federal marketing program.
         o Provide support in marketing the Company's concepts to listed federal, state and local government customers and others as agreed.
         o Assist in identifying methods for Company to enhance its prospects for Congressional and federal agency support.
         o        Gather proposed congressional and state information.
         o Create, in the government space, product and brand recognition and an awareness of Sulphco, Inc.
         o Provide support in developing federal government corporate relationships.
         o Provide strategy and program development with respect to gaining federal grants and, government support for use of Sulphco products and services.
         o        Provide grant bid and proposal strategy support.
         o        Provide grant and bid development support.
         o Provide advice regarding grant or contract negotiation matters.
         o        Provide support for grant or contract management activities.
         o Provide support for the development of equipment, services or technology proposals.
         o Provide support for the development of "white papers" and technology status reviews.

2.       TERM.

Consultant shall provide Services hereunder to Company for a term of one (1) year, commencing on the Effective Date (the "Term"), unless sooner terminated as provided herein.
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3.       PLACE OF WORK.

Consultant shall perform Services primarily at Consultant's facilities or while traveling away from those facilities, but will, upon request, provide the Services at Company offices or such other places as reasonably requested by Company as appropriate for the performance of particular Services. Company will reimburse pre-approved expenses associated with Consultant travel as set forth in Section 5.G.

4.       TIME.

Consultant's organization, daily schedule and hours worked under this Agreement on a given day shall generally be subject to Consultant's discretion, provided that Consultant and Company anticipate that Consultant shall work on average approximately 40 hours per month in the performance of Services pursuant to this Agreement. Company relies upon Consultant to devote sufficient time as is reasonably necessary to fulfill the spirit and purpose of this Agreement.

5.       COMPENSATION AND PAYMENT.

Subject to the terms and conditions of this Agreement, Company shall pay Consultant, in full and complete satisfaction of all of the Services performed by Consultant, as follows:

         A. STOCK PAYMENT. Within ten (10) days of the required approval by SulphCo's board of this Agreement, the Company shall pay Consultant a total of forty-five thousand (45,000) shares of SulphCo common stock.

         B. REGISTRATION RIGHTS AGREEMENT. The Company and Consultant shall execute a piggyback Registration Rights Agreement ("Rights Agreement") in form and substance reasonably satisfactory to Company. Company and Consultant agree to use their respective best efforts to consummate the Rights Agreement within ten (10) days after the execution and delivery of this Agreement.

         C. COMMISSION PAYMENTS. In addition to the payments set forth above, and except as otherwise prohibited by law, Consultant shall be eligible to receive certain cash payments ("Commissions") upon the Company's receipt of Grants or Congressional Plus-Ups (a "Sale") from a mutually agreed governmental entity (an "Assigned Account") which results in Actual Cash Collections to the Company, as further set forth herein. Assigned Accounts are those named Federal, state and local agencies and departments which are listed in Attachment 1. The list may be updated from time to time by the mutual agreement of the parties. For the purposes of this Section, a Sale is made only upon the delivery or execution of Sale documents which have terms and conditions which are agreed to by the Company in its sole discretion (i) in the case of a grant, which does not have any conditions attached to the grant award, (ii) which the Sale document is delivered to the Company or executed between the Company and an Assigned Account for a Product within 18 months after termination hereof, (iii) for which Consultant through its efforts and sales initiative was principally responsible for securing, (iv) which is fully performed by the parties, and (v) for which the Company realizes Actual Cash Collections (as defined below).

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                  (1) For cumulative Sales made during the term of this
Agreement, Consultant shall receive a Commission of ten percent (10%) on Actual Cash Collections (as defined below). The full ten percent commission is earned at the time of the Sale made during the term of this Agreement even if the Actual Cash Collection is received by the Company at any time after expiration of this Agreement according to 5.C.3.

                  (2) For cumulative Sales which are not made during the term of this Agreement but which are made within 18 months of termination of this Agreement, Consultant will receive a Commission equal to five percent (5%) on Actual Cash Collections received by the Company at any time thereafter for Sales proposed to Company during the term of the Agreement. The full five percent (5%) commission is earned at the time of the Sale made during the 18 month period following the term of this Agreement even if the Actual Cash Collection is received by the Company at any time after expiration of this Agreement according to 5.C.3. In no event shall Consultant be entitled to a Commission for a Sale made after 18 months of termination of this Agreement.

                  (3) As used in this Agreement, "Actual Cash Collections" means cash actually received by the Company in respect of Sales made by or to Approved Accounts for which Consultant was the principal reason. Company shall calculate Commission earned by Consultant pursuant to this Section 5 and shall pay such amount to Consultant within sixty (60) days after the end of the month in which the Company received cash from the Approved Customer.

         D. Consultant acknowledges and agrees that the Consultant is solely responsible for calculating and paying all applicable federal, state and local income taxes with respect to any and all payments made to it under this Agreement.

         E. To be eligible for a commission, the name of the Assigned Account must be reflected in Attachment 1 at the time of the Sale. Consultant and Company may update Attachment 1 from time to time by mutual agreement.

         F. Only an authorized officer of the Company is authorized to execute a Sale document or any other agreement on behalf of the Company, or bind the Company in any manner. Consultant shall neither represent nor imply that Consultant has any authority to bind the Company. Consultant will present Company with Sale documents for signature, it being understood that all negotiation authority is reserved by Company. Company reserves the right in its sole discretion to decline to accept or cancel either in whole or in part any Sale document solicited or obtained by Consultant without incurring any liability whatsoever to Consultant.

         G. Consultant will be reimbursed for reasonable and actual pre-approved travel and lodging expenses. Pre-approval may be in the form of an email from the Company to Consultant upon appropriate e-mail request from Consultant.

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6.       REPRESENTATIONS AND WARRANTIES.

         A. REPRESENTATIONS AND WARRANTIES OF COMPANY. Company hereby represents and warrants to Consultant:

                  (1) Company has provided Consultant with copies of the Company's most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (the "10-KSB/A"), and all other reports filed by the Company pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act") since the filing of the 10-K and prior to the date hereof (collectively, the "SEC Filings"). Except as described on the Disclosure Schedule attached hereto as describe herein, the SEC Filings are the only filings required of the Company pursuant to the 1934 Act for such period. The Company and its Subsidiaries are engaged only in the business described in the SEC Filings and, except as described on the Disclosure Schedule or as described herein, the SEC Filings contain a complete and accurate description in all material respects of the business of the Company and its Subsidiaries, taken as a whole.

                  (2) Neither the Company nor any Person acting on its behalf has provided Consultant or its agents or counsel with any information that constitutes or might constitute material, non-public information. The Company has provided Consultant with all the information that Consultant has requested for deciding whether to accept shares in lieu of cash, including information that the Company is deferring the release of its third quarter 2003, and fourth quarter and year end 2003 financial results pending the review of certain transactions from earlier quarters in fiscal year 2003, and that the Company may be required to restate revenues from the first and second quarters of fiscal year 2003, and possibly earlier periods. The written materials delivered to Consultant in connection with this transactions does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein, in light of the circumstances under which they were made, not misleading.

         B. REPRESENTATIONS AND WARRANTIES OF CONSULTANT. Consultant hereby represents and warrants to the Company that:

                  (1) ORGANIZATION AND EXISTENCE. Consultant is a validly existing limited liability company and has all requisite limited liability company power and authority to accept the restricted common stock in lieu of cash as contemplated pursuant to this Agreement.

                  (2) PURCHASE ENTIRELY FOR OWN ACCOUNT. The restricted common stock to be received by the Consultant hereunder will be acquired for the Consultant's own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the 1933 Act, and Consultant has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the 1933 Act. The Consultant is not a registered broker dealer or an entity engaged in the business of being a broker dealer.

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                  (3) INVESTMENT EXPERIENCE. Consultant acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

                  (4) DISCLOSURE OF INFORMATION. Consultant has had an opportunity to receive all additional information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the restricted common stock. Consultant acknowledges receipt of copies of the SEC Filings. The Company has provided Consultant with all the information that the Consultant has requested in order to decide whether to accept the restricted common stock in lieu of cash hereunder. Neither such inquiries nor any other due diligence investigation conducted by Consultant shall modify, amend or affect Consultant's right to rely on the Company's representations and warranties contained in this Agreement.

                  (5) RESTRICTED SECURITIES. Consultant understands that the restricted common stock is characterized as "restricted securities" under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances. Without limiting any of the representations contained herein, Consultant further agrees not to make any disposition of all or any portion of the stock that may be received pursuant to this Agreement unless and until (i) there is then in effect a registration statement under the 1933 Act covering such proposed disposition and such disposition is made in accordance with such registration statement or
(ii) Consultant shall have notified the Company of the proposed disposition, shall have furnished the Company with a statement surrounding the proposed disposition and shall have, if reasonably requested by the Company, furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the 1933 Act.

                  (6) LEGENDS. It is understood that, except as provided below, certificates evidencing such restricted common stock shall bear the following or any similar legend:

                           (a) "The securities represented hereby may not be
transferred unless (i) such securities have been registered for sale pursuant to the Securities Act of 1933, as amended, (ii) such securities may be sold pursuant to Rule 144(k), or (iii) the Company has received an opinion of counsel reasonably satisfactory to it that such transfer may lawfully be made without registration under the Securities Act of 1933 or qualification under applicable state securities laws."

                           (b) If required by the authorities of any state in
connection with the issuance of sale of the Securities, the legend required by such state authority.

                           (c) Upon the earlier of (i) registration for resale
and receipt by the Company of Consultant written confirmation that such restricted common stock will not be disposed of except in compliance with the prospectus delivery requirements of the 1933 Act or (ii) Rule 144(k) becoming available the Company shall, upon Consultant's written request, promptly cause certificates evidencing the restricted common stock to be replaced with certificates which do not bear such restrictive legends.

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                  (7) SOPHISTICATED INVESTOR. Consultant is a sophisticated
investor as defined in Rule 501(a) of Regulation D, as amended, under the 1933 Act.

7.       CONFIDENTIALITY.

The parties acknowledge that they have executed a Non-Disclosure Agreement, incorporated herein by this reference, and which shall be binding upon the parties as set forth therein.

8.       TERMINATION.

         A. This Agreement may be terminated as follows:

                  (1) upon the breach or default of any obligation of Consultant pursuant to (a) the Confidentiality provisions set forth in Section 7, or (b) any of Sections 15 through 19, inclusive.

                  (2) upon the breach or default by either party of any material obligation in this Agreement, which breach or default is not cured within fifteen (15) days of written notice thereof.

                  (3) if either party files protection under the federal bankruptcy laws or any bankruptcy petition or petition for receiver is commenced by a third party, any of the foregoing of which remains undismissed for a period of ninety (90) days.

9.       INDEPENDENT CONTRACTOR.

The Consulting Organization is and throughout this Agreement shall be an independent contractor and not an employee, partner or agent of Company. The Consulting Organization shall not be entitled to nor receive any benefit normally provided to Company's employees such as, but not limited to, vacation payment, retirement, health care or sick pay. Company shall not be responsible for withholding income or other taxes from the payments made to Consulting Organization. The Consulting Organization shall be solely responsible for filing all returns and paying any income, social security or other tax levied upon or determined with respect to the payments made to the Consulting Organization pursuant to this Agreement.

10.      SIMILAR SERVICES.

Consultant may perform similar services for other parties, but in no event shall Consultant perform any services whatsoever for a competitor of Sulphco. Sulphco shall have the right to identify, in its reasonable judgment, such competitors. Consultant acknowledges and agrees to this limitation, and represents and warrants to Company that no agreement exists with any Named Competitor that would violate this provision.

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11.      INSURANCE.

Consultant shall, at its expense, carry worker's compensation and any other insurance that may be required by statute, in such amounts and coverages as comply with such statutory requirements. Consultant, by agreement, instruction or otherwise, shall ensure that its employees and agents performing services under this Agreement at any Company facility shall comply with all applicable Company rules and regulations.

12.      TOOLS AND SUPPLIES.

Unless otherwise agreed to by Company in advance, Consultant shall be solely responsible for procuring, paying for and maintaining any computer equipment, software, paper, tools or supplies necessary or appropriate for the performance of Consultant's services hereunder.

13.      CONTROLLING LAW AND JURISDICTION.

This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, without giving effect to its conflict of laws rules or principles.

14.      HEADINGS.

The headings in this Agreement are inserted for convenience only and shall not be used to define, limit or describe the scope of this Agreement or any of the obligations herein.

15.      TRUTH IN LOBBYING ACT COMPLIANCE.

The Consultant shall report the details to the Company required by the Truth in Lobbying Law (I.E., Section 310 of the Interior Appropriations Act for Fiscal Year 1990; Pub. L. 101-121).

16.      ESPIONAGE ACT.

If any information or material acquired or developed by the Consultant in performance under this Agreement is, or becomes, classified within the meaning of the Espionage Act (18 U.S.C. ss.ss. 792-799) and Executive Order 12356 (April
1982), Consultant agrees to preserve the security of such work in compliance with all applicable laws and regulations of the United States. Any data or information of any type acquired or generated by the Consultant in the performance of services under this Agreement shall be submitted to Company for security review before publication or dissemination.

17.      IMPROPER PAYMENTS.

Consultant represents and warrants that (a) it will comply fully with all applicable law and regulation in the performance of services hereunder; (b) it understands and will comply with Consultant's policy prohibiting (i) any illegal or improper influence or payment in connection with Consultant's promotion of the sale of Company's products pursuant to this Agreement and (ii) the sharing,


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directly or indirectly, of any fees which are paid to Consultant with anyone acting for or on behalf of, or having a position of influence over any such customers, and prohibits the utilization of said fees in any illegal or improper manner in connection with the promotion of the sale of Company's products pursuant to this Agreement, and Consultant confirms that it will retain all payments made by Company as compensation for the services rendered hereunder. Consultant further agrees that Company and its subsidiary and affiliated corporations may disclose the amount of fees paid to Consultant to the U. S government. Nothing in this Agreement shall obligate Company to pay compensation that, in Company's reasonable opinion, doing so would violate any applicable law. Notwithstanding any provision of this Agreement to the contrary, any breach of this provision shall be conclusively deemed a material breach that cannot be cured.

18.      FINAL AGREEMENT.

This Agreement constitutes the final understanding and agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations, understandings and agreements between the parties, whether written or oral. This Agreement may be amended, supplemented or changed only by an agreement in writing signed by both of the parties.

19.      NOTICES.

Any notice required to be given or otherwise given pursuant to this Agreement shall be in writing and shall be hand delivered, mailed by certified mail, return receipt requested or sent by recognized overnight courier service as follows:

                            If to Consultant:
                                    InteSec Group LLC
                                    PO Box 681
                                    Ridgewood NJ 07451
                                    Attention: John L Kaufman, Managing Member

                            If to Company:
                                    SulphCo, Inc.
                                    850 Spice Islands Drive
                                    Sparks, NV  89431
                                    Attention: Rudolf Gunnerman, CEO

20.      SEVERABILITY.

If any term of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, then this Agreement, including all of the remaining terms, will remain in full force and effect as if such invalid or unenforceable term had never been included.
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IN WITNESS WHEREOF, this Agreement has been executed by the parties as of the date first above written.

InteSec Group LLC                             SulphCo, Inc.




By:  /S/ JOHN L. KAUFMAN                      By: /S/ RUDOLF GUNNERMAN
  -----------------------------                  ------------------------
         John L. Kaufman                              Rudolf Gunnerman
         Managing Member                              Chief Executive Officer




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                                  ATTACHMENT 1
               ASSIGNED ACCOUNTS (OR THEIR SUCCESSORS IN INTEREST)

1. U.S. Government










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